UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 19, 2004

                             Greenfield Online, Inc.
             (Exact name of registrant as specified in its charter)

        Delaware                  000-50698                    06-1440369
(State or other jurisdiction     (Commission                (I.R.S. Employer
     of incorporation)           File Number)              Identification No.)

                                  21 River Road
                                Wilton, CT 06897
              (Address of Principal Executive Offices and Zip Code)

                                 (203) 834-8585
              (Registrant's telephone number, including area code)

                                       N/A
          (Former Name or Former Address, if changed since Last Report)


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Item 5. Other Events.

      On August 18, 2004, Greenfield Online, Inc. signed a definitive agreement to acquire specific assets from The Dohring Company, including all of the OpinionSurveys.com panel, certain profile information contained in its database, title to the domain names OpinionSurveys.com and OpinionSurvey.com; as well as certain intellectual property and goodwill associated with the OpinionSurveys.com panel. The agreement does not by its terms transfer liabilities from The Dohring Company to Greenfield Online, Inc and is subject to certain closing conditions. A copy of the press release is attached as Exhibit
99.1 to this Form 8-K and is incorporated herein by reference. The press release should be read in conjunction with the note regarding forward-looking statements, which is included in the text of the press release.

      The information in this Form 8-K and the exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 7. Financial Statements and Exhibits.

      (c)   Exhibits

            Exhibit No.  Description
            -----------  -----------
               99.1 Press release issued by Greenfield Online, Inc. announcing the signing of a definitive agreement with The Dohring Company and Doug C. Dohring on August 19, 2004 (filed herewith).


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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       GREENFIELD ONLINE, INC.

                                       By: /s/ Dean A. Wiltse
                                           ------------------
                                           Dean A. Wiltse
                                           President and Chief Executive Officer

Dated: August 19, 2004


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EXHIBIT INDEX

            Exhibit No.  Description
            -----------  -----------
               99.1 Press release issued by Greenfield Online, Inc. announcing the signing of a definitive agreement with The Dohring Company and Doug C. Dohring on August 19, 2004


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